Exhibit 99.1

News Release

Carvana Co. Launches Private Exchange Offers, Cash Tender Offer and Consent Solicitations Relating to Existing Notes

PHOENIX - August 2, 2023 - Carvana Co. (NYSE: CVNA) (“Carvana” or the “Company”), the leading e-commerce platform for buying and selling used cars, announced today that it is offering noteholders the option to exchange their unsecured notes and receive new secured notes that would provide exchanging noteholders with collateral while reducing Carvana’s cash interest expense and total debt and maintaining significant flexibility for the Company. As previously announced, holders of more than 90% of the Company’s unsecured notes have committed to participate in this transaction.

Specifically, Carvana announced that it has commenced exchange offers (the “Exchange Offers”) pursuant to which Eligible Holders (as defined below) may exchange their outstanding 5.500% Senior Notes due 2027 (the “2027 Notes”), 5.875% Senior Notes due 2028 (the “2028 Notes”), 4.875% Senior Notes due 2029 (the “2029 Notes”) and 10.250% Senior Notes due 2030 (the “2030 Notes”, and, together with the 2027 Notes, the 2028 Notes and the 2029 Notes, the “Exchangeable Notes”) for up to an aggregate principal amount of $4.275 billion of the following three tranches of senior secured notes: (i) up to $1.0 billion of new 9.0%/12.0% Cash/PIK Senior Secured Notes due 2028 (the “New 2028 Notes”); (ii) up to $1.5 billion of new 11.0%/13.0% Cash/PIK Senior Secured Notes due 2030 (the “New 2030 Notes”); and (iii) up to $1.775 billion of new 9.0%/14.0% Cash/PIK Senior Secured Notes due 2031 (the “New 2031 Notes”) (tranches (i), (ii), and (iii) referred to collectively as the “New Secured Notes”) issued by the Company, pursuant to the terms and conditions described in an Exchange Offer Memorandum and Consent Solicitation Statement, dated August 2, 2023 (the “Exchange Offer Memorandum”).

Concurrently with, but separately from, the Exchange Offers, the Company has commenced a $425.0 million cash offer (the “Cash Tender Offer” and, together with the Exchange Offers, the “Offers”) to purchase any and all of the Company’s outstanding 5.625% Senior Notes due 2025 (the “2025 Notes”, and together with the Exchangeable Notes, the “Existing Notes” and, each series, a “series of Existing Notes”) at a purchase price of 85.0% of the aggregate principal amount (or $850.00 per $1,000 of principal amount) of the 2025 Notes tendered for purchase, plus accrued and unpaid interest, if any, on the 2025 Notes repurchased to, but not including, the date of repurchase (the “Cash Tender Offer Consideration”). Tenders of 2025 Notes pursuant to the Cash Tender Offer prior to the Expiration Time (as defined below) will include the delivery of the related Consent (as defined below), which will be counted for purposes of meeting the Requisite Consents (as defined below) with respect to the Proposed Amendments (as defined below). The Cash Tender Offer will be funded with cash from the balance sheet and/or proceeds from sales under the Company’s “at-the-market offering” program or other equity offerings.

Simultaneously with the Offers for each series of Existing Notes, the Company is soliciting (with respect to each series of Existing Notes, a “Consent Solicitation” and, collectively, the “Consent Solicitations”), on the terms and subject to the conditions set forth in the Exchange Offer Memorandum, consents (with respect to each series of Existing Notes, a “Consent” and, collectively, the “Consents”) from Eligible Holders of Existing Notes to adopt certain proposed amendments (the “Proposed Amendments”) to the indentures governing the Existing Notes (each, an “Existing Indenture” and collectively, the “Existing Indentures”). The Proposed Amendments for each series of Existing Notes would eliminate substantially all of the restrictive covenants as well as certain events of default and related provisions therein applicable to such series of Existing Notes for which the applicable Proposed Amendments are adopted. The Proposed Amendments to each Existing Indenture governing a series of Existing Notes require the Consents of holders of a majority in aggregate principal amount of such series of Existing Notes outstanding (excluding any Existing Notes held by the Company or its affiliates) (with respect to each series of Existing Notes, the “Requisite Consents”). Any Eligible Holder who tenders Existing Notes pursuant to an Exchange Offer or the Cash Tender Offer must also deliver a corresponding Consent to all of the Proposed

Amendments for such series of Existing Notes pursuant to the related Consent Solicitation. Eligible Holders may not deliver Consents without tendering their Existing Notes in the Offers.

The New Secured Notes will be issued under three separate indentures (the “New Secured Notes Indentures”) governing each series of the New Secured Notes, and each series will be fully and unconditionally guaranteed on a senior basis, jointly and severally, by the Company and by the subsidiaries of the Company (other than any subsidiary that constitutes an “immaterial subsidiary”, “captive insurance subsidiary”, “securitization subsidiary” or “permitted joint venture”), which, as of the settlement date for the Exchange Offers will include, without limitation, the subsidiaries that guarantee the Existing Notes as well as certain ADESA subsidiaries and certain other subsidiaries (collectively, the “Guarantors”).

The New Secured Notes and the guarantees will be secured by (i) second-priority liens on certain assets and property of Carvana, LLC pledged in favor of Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey) and Ally Financial Inc. (collectively, the “Ally Parties”) under our existing and future vehicle inventory financing and security agreements with the Ally Parties (such existing and future vehicle inventory financing and security agreements, collectively, the “Floor Plan Facility”), including certain automobiles, vans and light duty trucks that are not manufactured for a particular commercial purpose, accounts and general intangibles, chattel paper, certain deposit accounts and all cash, cash equivalents, or other collections in such deposit accounts, and, in each case, proceeds thereof (the “Ally Collateral”), subject to certain exclusions (such Ally Collateral (other than the deposit accounts and certain excluded assets), the “Shared Ally Collateral”) and (ii) first-priority liens on certain assets and property of the Company and the Guarantors that do not constitute Shared Ally Collateral, including accounts, chattel paper, deposit accounts, securities accounts, commodity accounts, documents, equipment, general intangibles, goods, fixtures, instruments, inventory, investment property, books and records, cash and cash equivalents, letter of credit rights, intellectual property, commercial tort claims, securities entitlements, real property, and proceeds thereof (such assets and property of the Company and the Guarantors under this clause (ii), the “First Lien Collateral” and together with the Shared Ally Collateral, in each case, securing the New Secured Notes and guarantees, together with the assets and property of any other person that becomes a grantor after the settlement date in accordance with the New Secured Notes Indentures or the related collateral documents executed in connection therewith, the “Collateral”, subject to certain exclusions, materiality thresholds, permitted liens and other qualifications as more fully described in (x) the New Secured Notes Indentures and the related security agreements, (y) the intercreditor agreement among parties with liens on the Shared Ally Collateral and (z) any other intercreditor agreement permitted or required under the New Secured Notes Indentures.

The New Secured Notes and the guarantees will be: (i) general senior secured obligations of the Company and the guarantors, (ii) pari passu in right of payment with any existing and future senior indebtedness of the Company and the guarantors, including the obligations of Carvana, LLC under the Floor Plan Facility with the Ally Parties and of the Company and the guarantors under the Existing Notes; provided, however, that to the extent a “Default” under the Floor Plan Facility has occurred and is continuing or if a “Default” has occurred and is continuing immediately before or after the making of any payment on the New Secured Notes or would be expected to result therefrom and any of the Ally Parties have provided written notice of such “Default” to the Collateral Agent, such payments on the New Secured Notes (including payments of principal, premium, interest and/or fees) with Shared Ally Collateral (or the proceeds thereof) will be prohibited or subject to turnover if the Ally Parties provide notice of a “Default” after such payment is made (the foregoing proviso, the “Ally Payment Prohibition”); (iii) pari passu in lien priority as to the Collateral of the grantors thereof with respect to indebtedness secured on a pari passu basis incurred on and after the settlement date (which, as of the settlement date, will include the New 2028 Notes, the New 2030 Notes and the New 2031 Notes); (iv) senior in right of payment to any existing and future indebtedness that is structurally and/or contractually subordinated in right of payment to the New Secured Notes, which includes indebtedness under the Existing Notes with respect to the New Secured Notes guarantees of the ADESA guarantors and the other guarantors that are not guarantors under the Existing Indentures, subject in all respects to the Ally Payment Prohibition; (v) effectively senior to all existing and future unsecured and junior lien indebtedness of the Company and the guarantors to the extent of the value of the Collateral, subject in all respects to the Ally Payment Prohibition; (vi) effectively subordinated to indebtedness that is secured by assets that do not secure the New Secured Notes or the guarantees or that is secured by assets or property that have priority or priming liens on the Collateral, including liens held by the Ally Parties, to the extent of the value of the assets or property subject to such other liens; and (vii) structurally subordinated to all indebtedness and other liabilities of our subsidiaries that do not guarantee the New Secured Notes.

The New 2028 Notes will bear cash interest at a rate of 9.0% per annum payable semi-annually in arrears. Interest for the first two interest payment dates will be paid in kind at a rate of 12.0% per annum. Interest for the third and fourth interest payment dates may, at the Company’s option, be paid in kind at a rate of 12.0% per annum or in cash at a rate of 9.0% per annum. Thereafter, interest will be payable solely in cash at a rate of 9.0% per annum.

The New 2030 Notes will bear cash interest at a rate of 9.0% per annum payable semi-annually in arrears. Interest for the first two interest payment dates will be paid in kind at a rate of 13.0% per annum. Interest for the third and fourth interest payment dates may, at the Company’s option, be paid in kind at a rate of 13.0% per annum or in cash at a rate of 11.0% per annum. Thereafter, interest will be payable solely in cash at a rate of 9.0% per annum.
The New 2031 Notes will bear interest at a rate of 9.0% per annum payable semi-annually in arrears. Interest for the first four interest payment dates shall be paid solely in kind at a rate of 14.0% per annum, Thereafter, interest will be payable solely in cash at a rate of 9.0% per annum.

The following table describes certain terms of the Offers:

Title of Existing Notes	CUSIP Number(1)	Principal Amount Outstanding	Consideration (which includes consideration for accompanying Consents delivered pursuant to the Consent Solicitations)(2)(3)
5.625% Senior Notes due 2025(3)(a)	146869AB8/U1468GAC8	$500,000,000	$850.00 of Cash(a)
5.500% Senior Notes due 2027(b)	146869AF9/U1468GAE4	$600,000,000	$767.38 of New Secured Notes(b)
5.875% Senior Notes due 2028(c)	146869AD4/U1468GAD6	$600,000,000	$668.00 of New Secured Notes(c)
4.875% Senior Notes due 2029(d)	146869AH5/U1468GAF1	$750,000,000	$650.08 of New Secured Notes(d)
10.250% Senior Notes due 2030(e)	146869AJ1/U1468GAG9	$3,275,000,000	$893.50 of New Secured Notes(e)

(1)No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release or printed on the Existing Notes. CUSIPs are provided solely for convenience.
(2)Consideration in the form of principal amount of the three series of New Secured Notes per $1,000 principal amount of such Exchangeable Notes that are validly tendered and accepted for exchange and accompanying Consents delivered pursuant to the Consent Solicitations, subject to any rounding as described herein. In addition to the New Secured Notes, all Eligible Holders of Exchangeable Notes accepted for exchange pursuant to the Exchange Offers on the settlement date of the Exchange Offers (the “Settlement Date”) will also be paid a cash amount equal to any accrued and unpaid interest for such series of Exchangeable Notes from the last interest payment date for such series of Exchangeable Notes to, but not including, the Settlement Date (with respect to each series of Exchangeable Notes, the “Accrued Interest”). Note that the exchange consideration described in this note (2) will not be paid in case of tenders by the Eligible Holders of the 2025 Notes, which will be subject to the Cash Tender Offer.
(3)Simultaneous with, but separate from the Exchange Offers, we are hereby commencing the Cash Tender Offer for any and all of the outstanding 2025 Notes, which Cash Tender Offer is coupled with the solicitation of the Consents of the Eligible Holders of the outstanding 2025 Notes with respect to the Proposed Amendments with respect to the indenture governing the 2025 Notes. Eligible Holders who tender their 2025 Notes in the Cash Tender Offer will receive the Cash Tender Offer Consideration.
(a)For each $1,000 principal amount of 2025 Notes validly tendered for cash purchase in the Cash Tender Offer prior to the Expiration Time, Eligible Holders will be eligible to receive $850.00 of cash. Assuming 100% participation, Eligible Holders of the 2025 Notes will receive an aggregate of $425.0 million of cash consideration in respect of the 2025 Notes tendered.
(b)For each $1,000 principal amount of 2027 Notes validly tendered for exchange in the Exchange Offer for the 2027 Notes prior to the Expiration Time, Eligible Holders will be eligible to receive (i) $179.50514698 principal amount of the New 2028 Notes, (ii) $269.25772047 principal amount of the New 2030 Notes, (iii) $318.62163589 principal amount of the New 2031 Notes. Assuming 100% participation by the holders, we will issue $107,703,088.19 of the New 2028 Notes, $161,554,632.28 of the New 2030 Notes and $191,172,981.53 of the New 2031 Notes in respect of the 2027 Notes tendered.

(c)For each $1,000 principal amount of 2028 Notes validly tendered for exchange in the Exchange Offer for the 2028 Notes prior to the Expiration Time, Eligible Holders will be eligible to receive (i) $156.25775909 principal amount of the New 2028 Notes, (ii) $234.38663864 principal amount of the New 2030 Notes, (iii) $277.35752239 principal amount of the New 2031 Notes. Assuming 100% participation by the holders, we will issue $93,754,655.45 of the New 2028 Notes, $140,631,983.18 of the New 2030 Notes and $166,414,513.43 of the New 2031 Notes in respect of the 2028 Notes tendered.

(d)For each $1,000 principal amount of 2029 Notes validly tendered for exchange in the Exchange Offer for the 2029 Notes prior to the Expiration Time, Eligible Holders will be eligible to receive (i) $152.06440115 principal amount of the New 2028 Notes, (ii) $228.09660172 principal amount of the New 2030 Notes, (iii) $269.91431204 principal amount of the New 2031 Notes. Assuming 100% participation by the holders, we will issue $114,048,300.86 of the New 2028 Notes, $171,072,451.29 of the New 2030 Notes and $202,435,734.03 of the New 2031 Notes in respect of the 2029 Notes tendered.

(e)For each $1,000 principal amount of 2030 Notes validly tendered for exchange in the Exchange Offer for the 2030 Notes prior to the Expiration Time, Eligible Holders will be eligible to receive (i) $209.00578794 principal amount of the New 2028 Notes, (ii) $313.50868191 principal amount of the New 2030 Notes, (iii) $370.98527359 principal amount of the New 2031 Notes. Assuming 100% participation by the holders, we will issue $684,493,955.50 of the New 2028 Notes, $1,026,740,933.26 of the New 2030 Notes and $1,214,976,771.01 of the New 2031 Notes in respect of the 2030 Notes tendered.

Each Offer and Consent Solicitation will expire at 5:00 pm, New York City time, on August 30, 2023, or any other date and time to which the Company extends such date and time in its sole discretion (such date and time for such Offer and Consent Solicitation, as each may be extended, the “Expiration Time”), unless earlier terminated. Eligible Holders that validly tender their Existing Notes prior to the Expiration Time will be eligible to receive the applicable consideration set forth in the table above.

The Company will (i) exchange any Exchangeable Notes that have been validly tendered at or prior to the Expiration Time and that are accepted for exchange, subject to all conditions to such Exchange Offer having been either satisfied or waived by Carvana, within five business days following the Expiration Time or as promptly as practicable thereafter and (ii) pay for any 2025 Notes that have been validly tendered at or prior to the Expiration Time and that are accepted for purchase, in each case, subject to all conditions to the Cash Tender Offer and such Consent Solicitation having been either satisfied or waived by the Company, within five business days following the Expiration Time.

Each Offer and Consent Solicitation is a separate offer and solicitation as applicable, and each may be individually amended, extended, terminated or withdrawn, subject to certain conditions and applicable law, at any time in the Company’s sole discretion, and without amending, extending, terminating or withdrawing any other Offer or Consent Solicitation. No Offer is conditioned upon the consummation of any other Offer or Consent Solicitation.

The Company is not offering withdrawal or revocation rights in connection with any of the Offers or Consent Solicitations. As a result, any tender of Existing Notes and delivery of the related Consents will be final and irrevocable.

Notwithstanding any other provision of the Offers, the Company’s obligation to accept and exchange or purchase for cash any of the Existing Notes validly tendered pursuant to the Offers is subject to the satisfaction or waiver of certain conditions, including the receipt of the consents from the Ally Parties with respect to the arrangements with the Ally Parties or relating to the ability of the Company to provide for the imposition of certain additional liens on the Collateral, which consent must be satisfactory in all respects to the Company, and the Company expressly reserves the right to terminate any or all Offers and/or Consent Solicitations at any time, subject to applicable law.

The Offers and Consent Solicitations are being made, and the New Secured Notes are being offered, only to holders of the Existing Notes who are either (a) persons other than “U.S. persons” as defined in Regulation S, and who agree to purchase the New Secured Notes outside of the United States, and who are otherwise in compliance with the requirements of Regulation S; (b) persons who are reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and to whom the New Secured Notes are offered in the United States in a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act; or (c) with respect to persons who do not meet the conditions set forth in the foregoing clauses (a) and (b), such persons that are solely tendering 2025 Notes for cash consideration in connection with the Cash Tender Offer. A person in, or subject to the securities laws of any province or territory of Canada, must be a resident of one of the Provinces of Ontario, Quebec or Alberta and both an “accredited investor” and a “permitted client”, as such terms are defined under Canadian securities laws in order to be eligible to participate in the Exchange Offers. The holders of Existing Notes who have certified to the Company that they are eligible to participate in the Offers and Consent Solicitations pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” Eligible Holders may go to www.dfking.com/carvana to confirm their eligibility.

Full details of the terms and conditions of the Offers and Consent Solicitations are described in the Exchange Offer Memorandum. The Offers and Consent Solicitations are only being made pursuant to, and the information in this press release is qualified in its entirety by reference to, the Exchange Offer Memorandum, which is being made available to Eligible Holders of the Existing Notes. Eligible Holders of the Existing Notes are encouraged to read the Exchange Offer Memorandum, as it contains important information regarding the Offers and Consent Solicitations. This press release is neither an offer to purchase nor a solicitation of an offer to buy any Existing Notes in the Offers.

Requests for the Exchange Offer Memorandum and other documents relating to the Offers may be directed to D.F. King & Co., Inc., the exchange agent and information agent for the Offers, toll free at (800) 967-5079 or toll at (212) 269-5550.

None of the Company, any of its subsidiaries or affiliates, or any of their respective officers, boards of directors, members or managers, Moelis & Company LLC, as dealer manager and solicitation agent, the exchange agent and information agent or the trustee of the Existing Notes or the New Secured Notes is making any recommendation as to whether Eligible Holders should tender any Existing Notes in response to the Offers or Consent to the Proposed Amendments, and no one has been authorized by any of them to make such a recommendation.

The Offers are not being made to Eligible Holders of the Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offers are required to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the Company by the dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

The New Secured Notes have not been and will not be registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Existing Notes or the New Secured Notes in the United States and shall not constitute an offer, solicitation or sale of the New Secured Notes in any jurisdiction where such offering or sale would be unlawful. There shall not be any sale of the New Secured Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Carvana (NYSE: CVNA)

Carvana (NYSE: CVNA) is the industry pioneer for buying and selling used vehicles online. Carvana believes that it is the fastest growing used automotive retailer in U.S. history. Its proven, customer-first ecommerce model has positively impacted millions of people’s lives through more convenient, accessible and transparent experiences. Carvana.com allows someone to purchase a vehicle from the comfort of their home, completing the entire process online, benefiting from a 7-day money back guarantee, home delivery, nationwide inventory selection and more. Customers also have the option to sell or trade-in their vehicle across all Carvana locations, including its patented Car Vending Machines, in more than 300 U.S. markets. Carvana brings a continued focus on people-first values, industry-leading customer care, technology and innovation, and is the No. 2 automotive brand in the U.S., only behind Ford, on the Forbes 2022 Most Customer-Centric Companies List. Carvana is one of the four fastest companies to make the Fortune 500.

Carvana also encourages investors to visit its Investor Relations website as financial and other company information is posted.

Note Regarding Forward-Looking Statements

These forward-looking statements reflect Carvana’s current intentions, expectations or beliefs regarding the proposed Offers and Consent Solicitations. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts, including, among others, short-term and long-term liquidity; expectations regarding our operational and efficiency initiatives, our strategy, expected gross profit per unit, forecasted results, and expectations regarding the effect of Carvana’s actions to improve performance. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to: the volatility of the trading price of our Class A common stock; the impact on our business from the larger automotive ecosystem and macroeconomic conditions, including consumer demand, global supply chain challenges, heightened inflation and rising interest rates; our ability to raise additional capital, the quality of the financial markets, and our substantial indebtedness; our history of losses and ability to achieve or maintain profitability in the future; our ability to sell loans into the market; the seasonal and other fluctuations in our quarterly operating results; our ability to compete in the highly competitive industry in which we participate; the changes in prices of new and used vehicles; our ability to sell our inventory expeditiously; and the other risks identified under the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Quarterly Report on Form 10-Q for the second quarter of 2023 and documentation relating to the Exchange Offers and Consent Solicitations (such as the Exchange Offer Memorandum). There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Contact:

Investor Relations:
Carvana
Mike Mckeever
investors@carvana.com

Media Contact:
Carvana
Kristin Thwaites
press@carvana.com